Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

To the Board of Directors and Stockholders

Cynosure, Inc.

We have audited the accompanying consolidated statements of assets acquired and liabilities assumed of the aesthetic laser business of Hoya Photonics, Inc. (“ConBio”, or the “Company”) as of March 31, 2011 and 2010, and related consolidated statements of revenues and direct expenses for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with the auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying consolidated financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission in lieu of the full financial statements required by Rule 3-05 of Regulation S-X, as described in Note 1, and are not intended to be a complete presentation of the financial position or the results of operations of the Company. In addition, also as discussed in Note 1 to the consolidated financial statements, the consolidated financial statements include allocations of expenses from Hoya Photonics, Inc., these allocations may not be reflective of the actual costs which would have been incurred had the Company operated as a separate entity apart from Hoya Photonics, Inc.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed of the Company as of March 31, 2011 and 2010, and the revenue and direct expenses for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Ernst & Young LLP

San Jose, California

September 8, 2011

Aesthetic Laser Business of Hoya Photonics, Inc.

Consolidated Statements of Assets Acquired and Liabilities Assumed

(in thousands)

	March 31, 2011	March 31, 2010
Assets Acquired
Current assets:
Accounts receivable, net	$2,839	$2,953
Inventories	2,215	1,850
Prepaid expenses and other current assets	29	71

Total current assets	5,083	4,874
Property and equipment, net	447	472
Other noncurrent assets	14	14

Total assets acquired	$5,544	$5,360

Liabilities Assumed
Current liabilities:
Accounts payable	$1,398	$1,009
Accrued expenses	495	434
Deferred revenue	806	428

Total current liabilities	2,699	1,871
Deferred revenue, net of current portion	86	114

Total liabilities assumed	2,785	1,985

Net assets acquired	$2,759	$3,375

See accompanying notes to the consolidated financial statements.

Aesthetic Laser Business of Hoya Photonics, Inc.

Consolidated Statements of Revenues and Direct Expenses

(in thousands)

	Year Ended March 31, 2011	Year Ended March 31, 2010
Revenues	$23,917	$21,619

Direct expenses:
Direct cost of revenues	12,538	11,231
Sales and marketing	4,568	4,495
Research and development	2,338	2,215
General and administrative	1,724	2,051

Total direct operating expenses	21,168	19,992

Excess of revenues over direct expenses	$2,749	$1,627

See accompanying notes to the consolidated financial statements.

Aesthetic Laser Business of Hoya Photonics, Inc.

Notes to Consolidated Financial Statements

1. Description of Business and Basis of Presentation

Asset Purchase Agreement and Transition Services Agreement

On June 27, 2011, Cynosure, Inc. (“Cynosure”) completed its acquisition of the assets of the aesthetic laser business of Hoya Photonics, Inc. (“Hoya Photonics”), pursuant to (a) an Asset Purchase Agreement (the “US Agreement”), dated as of June 27, 2011, among Cynosure, Hoya Photonics and Hoya Corporation, a corporation organized under the laws of Japan, and (b) a Business Unit Transfer Agreement dated as of June 27, 2011, between Cynosure France SARL (a wholly-owned subsidiary Cynosure) and Hoya ConBio France EURL (a wholly-owned subsidiary of Hoya Photonics) (the “French Agreement” and together with the US Agreement, the “Agreements”). Under the terms of the Agreements, Cynosure acquired certain assets and assumed certain liabilities of Hoya Photonics’ aesthetic laser business (“ConBio”, or the “Company”), including the intellectual property, for $24.5 million in cash.

The business purpose of this transaction was to acquire and incorporate ConBio’s aesthetic laser product line into Cynosure’s product portfolio. ConBio’s Q-Switched Nd:YAG technology is designed to treat a broad range of high-volume applications, including skin rejuvenation, skin toning, multi-color tattoo removal, wrinkle and acne scar reduction, pigmented lesions and vascular lesions.

The accompanying consolidated statements of assets acquired and liabilities assumed of ConBio as of March 31, 2011 and 2010 and the related consolidated statements of revenue and direct expenses for the years then ended (collectively, the “Consolidated Financial Statements”) have been prepared for the purpose of complying with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission and for inclusion in this Amendment No. 1 to Current Report on Form 8-K filed by Cynosure, and they are not intended to be a complete presentation of ConBio’s assets or liabilities nor of its revenues and expenses.

The Consolidated Financial Statements have been prepared from the historical accounting records maintained by Hoya Photonics and on the basis of the accounting policies and procedures as described in Note 2 — Summary of Significant Accounting Policies. Historically, ConBio was not a separate legal entity or subsidiary of Hoya Photonics and was not operated or accounted for as a stand alone business.

The accompanying consolidated statements of revenues and direct expenses reflect revenues, related cost of revenues, direct sales and marketing, research and development and general and administrative expenses specifically attributable to ConBio, as well as an expense allocation for corporate functions specifically attributed to ConBio. Direct expenses include salaries and other employee related expenses, depreciation, rent, utilities and other expenses. Expenses for corporate functions were allocated to ConBio based on the percentage of ConBio’s revenues to the respective total Hoya Photonics’ revenues. Corporate expenses included commercial insurance, communication expenses and consulting expenses. Management considers these allocations to be a reasonable reflection of the utilization of services provided. The allocations may not, however, reflect the amounts ConBio would have incurred as a stand-alone company. The statements of revenue and direct expenses exclude costs that are not directly attributable to ConBio, including income taxes, interest expense, costs of maintaining a global treasury, legal or regulatory compliance function, and audit and tax consultation expenses allocated across all subsidiaries as these costs may not be representative of actual costs incurred by ConBio.

The accompanying consolidated statements of assets acquired and liabilities assumed reflect the assets acquired and the liabilities assumed by Cynosure pursuant to the Agreements. Further these Consolidated Financial Statements are not indicative of the financial condition or results of operations of ConBio on a post-acquisition basis, as these Consolidated Financial Statements exclude forward-looking information related to anticipated cost synergies and revenue enhancements resulting from the acquisition, such as savings resulting by directing ConBio’s independent sales distribution through Cynosure’s current direct sales distribution, as well as reductions in duplicative marketing efforts and general and administrative overhead costs.

2. Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the operations of ConBio, consisting of its U.S. operations and its French operations. All significant intercompany balances and transactions have been eliminated.

Foreign Currency Translation and Transactions

Foreign operations are subject to exchange rate fluctuations and foreign currency transaction costs. The functional currency of the Company’s French subsidiary is the Euro. Assets acquired and liabilities assumed denominated in foreign functional currency are translated into U.S. dollars at the rate of exchange in effect at each year end, while direct revenues and direct expenses are translated at the average exchange rates prevailing during the period. Foreign currency remeasurement gains and losses were not significant during the periods presented.

Fair Value of Financial Instruments

The Company’s financial instruments consist of accounts receivable, accounts payable and accrued expense. The Company’s estimate of fair value for financial instruments approximates their carrying value at March 31, 2011 and 2010. In accordance with the provision of ASC 820, Fair Value Measurement Topic, the Company’s financial assets and liabilities are measured on a recurring basis. ASC 820 applies to all financial assets and financial liabilities that are being measured and reported on a fair value basis, establishes a framework for measuring fair value of assets and liabilities and expands disclosures about fair value measurements.

Accounts Receivable and Concentration of Credit Risk

The allowance for doubtful accounts as of March 31, 2011 and 2010 was $159,000 and $184,000. The Company maintains an allowance for doubtful accounts based upon the aging of its receivable balances, known collectibility issues and its historical loss experience. The Company’s revenue includes export sales to foreign companies located principally in Europe, the Asia/Pacific region and the Middle East. The Company obtains letters of credit for foreign sales that the Company considers to be at risk.

During the year ended March 31, 2011, two customers; Namfield Medical Technology Ltd. and Dynamic Medical Technology, Inc., accounted for 17.7% and 13.7% of the Company’s revenue, respectively. During the year ended March 31, 2010, three customers; Dynamic Medical Technologies, Inc., Namfield Medical Technology Ltd. and Innomed Korea, accounted for 12.6%, 12.0% and 10.9% of the Company’s revenue, respectively. The revenue derived from each of these customers was primarily from product sales.

As of March 31, 2011, two customers; Namfield Medical Technology Ltd. and Dynamic Medical Technologies, Inc., accounted for 28.8% and 19.0% of the Company’s Accounts Receivable, respectively. As of March 31, 2010, three customers; Namfield Medical Technology Ltd., Dynamic Medical Technologies, Inc. and Innomed Korea accounted for 27.5%, 16.7% and 13.3%, of the Company’s Accounts Receivable, respectively. Accounts receivable allowance activity consisted of the following:

	March 31,
	2011	2010
	(In thousands)
Balance at beginning of year	$184	$207
Additions	—	59
Deductions	(25)	(82)

Balance at end of year	$159	$184

Inventory

The Company carries inventories at the lower of cost or market, determined on an average cost basis. Inventory includes material, labor and overhead and consisted of the following:

	March 31,
	2011	2010
	(In thousands)
Raw materials	$1,033	$968
Work in process	1,027	761
Finished goods	155	121

	$2,215	$1,850

The Company’s policy is to establish inventory reserves when conditions exist that suggest that inventory may be in excess of anticipated demand or is obsolete based upon assumptions about future demand for products and market conditions. The Company regularly evaluates the ability to realize the value of inventory based on a combination of factors including the following: historical usage rates, forecasted sales or usage, product end of life dates, estimated current and future market values and new product introductions. Assumptions used in determining management’s estimates of future product demand may prove to be incorrect; in which case the provision required for excess and obsolete inventory would have to be adjusted in the future. If inventory is determined to be overvalued, the Company recognizes such costs as direct costs of revenues at the time of such determination. Although the Company performs a detailed review of its forecasts of future product demand, any significant unanticipated changes in demand could have a significant impact on the value of inventory and reported operating results. The Company’s inventory allowance was $719,000 and $741,000 as of March 31, 2011 and 2010, respectively.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Assets under leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful life of the asset or the respective lease term. Included in property and equipment are products that are used for demonstration purposes. Maintenance and repairs are charged to expense as incurred. The Company continually evaluates whether events or circumstances have occurred that indicate that the estimated remaining useful life of its long-lived assets may warrant revision or that the carrying value of these assets may be impaired. Any write-downs are treated as permanent reductions in the carrying amount of the assets. Based on this evaluation, the Company believes that, as of each of the balance sheet dates presented, none of the Company’s long-lived assets were impaired.

Revenue Recognition and Deferred Revenue

The Company generates revenue from the sale of aesthetic treatment systems that are used by physicians and other practitioners to perform various aesthetic procedures. The Company offers service and extended warranty contracts in connection with these sales.

The Company recognizes revenue from sales of aesthetic treatment systems and parts and accessories in accordance with the Revenue Recognition Topic ASC 605. The Company recognizes revenue from sales of its treatment systems and parts and accessories upon delivery, provided there are no uncertainties regarding customer acceptance, there is persuasive evidence of an arrangement, the fee is fixed or determinable, and collectibility of the related receivable is reasonably assured. Revenues from the sales of service and extended warranty contracts are deferred and recognized on a straight-line basis over the contract period as services are provided. Payments received by the Company in advance of product delivery or performance of services are deferred until earned.

In accordance with the provisions of ASC 605-45, Revenue Recognitions Topic—Principal Agent Considerations, The Company records shipping and handling costs billed to its customers as a component of revenue, and the underlying expense as a component of direct cost of revenue. Shipping and handling costs included as a component of revenue totaled approximately $60,000 and $38,000, for the years ended March 31, 2011 and 2010, respectively. Shipping and handling costs included as a component of direct cost of revenue totaled $85,000 and $78,000, for the years ended March 31, 2011 and 2010, respectively.

Product Warranty Costs

The Company typically provides a one-year parts and labor warranty on end-user sales of laser systems. Estimated future costs for initial product warranties are provided for at the time of revenue recognition. The following table sets forth activity in the accrued warranty account:

	March 31,
	2011	2010
	(In thousands)
Balance at beginning of year	$208	$248
Warranty provision related to new sales	270	202
Costs incurred	(278)	(242)

Balance at end of year	$200	$208

Research and Development

Research and development costs consist of salaries and other personnel-related expenses for all employees primarily engaged in research, development and engineering activities, materials used, regulatory fees, clinical study expenses and other overhead expenses incurred in connection with the design and development of products. These costs are expensed as incurred.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising costs totaled $112,000 and $78,000 for the fiscal years ended March 31, 2011 and 2010, respectively.

Management Estimates

The preparation of these consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets acquired, liabilities assumed, revenues and direct expenses, and the related disclosures at the date of the financial statements and during each reporting period. Components particularly subject to estimation include the allowance for doubtful accounts, inventory reserves, and accrued warranties. On an ongoing basis, management evaluates its estimates. Actual results could differ from these estimates.

3. Cash Flow Information

For the periods presented in the accompanying consolidated financial statements, the Company’s financing requirements were provided by Hoya Photonics and its parent company, Hoya Corporation. As the Company was historically managed as a part of Hoya Photonics and did not operate as a stand-alone entity, it is not practical to prepare historical cash flow information reflecting ConBio’s operating, investing, and financing cash flows.

4. Segment and Geographic Information

In accordance with ASC 280, Segment Reporting Topic, operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The Company’s chief decision-maker, as defined under ASC 280, is the Chief Executive Officer. The Company views its operations and manages its business as one segment, aesthetic treatment products and services.

The following table represents total revenue by geographic destination:

	Year Ended March 31,
	2011	2010
	(In thousands)
United States	$3,473	$3,346
Europe	1,807	2,390
Asia/Pacific	15,967	14,196
Other	2,670	1,687

	$23,917	$21,619

Total assets by geographic area are as follows:

	March 31,
	2011	2010
	(In thousands)
United States	$4,900	$4,735
France	644	625

	$5,544	$5,360

In the year ended March 31, 2011, customers based in Hong Kong, Japan and Taiwan generated revenues of 17.7%, 15.9% and 13.7%, respectively. In the year ended March 31, 2010, the countries of Taiwan, Japan, Hong Kong and Korea generated revenues of 12.6%, 12.1%, 12.0% and 10.9% respectively.

5. Balance Sheet Accounts

Property and Equipment

Property and equipment consisted of the following at March 31:

	Estimated Useful Life (Years)	March 31,

		2011	2010
		(In thousands)
Equipment	3	$693	$642
Furniture and fixtures	3	117	113
Computer equipment and software	3	211	174
Demonstration equipment	3	632	693
Leasehold improvements	5	325	325

		1,978	1,947
Less: Accumulated depreciation and amortization		(1,531)	(1,475)

		$447	$472

Depreciation and amortization expense recorded in the accompanying statements of direct revenues and direct expenses relating to property and equipment was $259,000 and $283,000 for the fiscal years ended March 31, 2011 and 2010, respectively.

6. Commitments

Lease Commitments

The Company leases its U.S. operating facility under a noncancelable operating lease agreement expiring in November 2011. These leases are non-cancellable and typically contain renewal options. Certain leases contain rent escalation clauses for which the Company recognizes the expense on a straight-line basis. Rent expense for the years ended March 31, 2011 and 2010 was $231,000 for both years.

The Company’s commitment under their operating lease arrangements is $134,000 for the fiscal year ended March 31, 2012.

7. Subsequent Events

The Company evaluated subsequent events through September 8, 2011 the date on which the financial statements were released, and determined that no other subsequent events had occurred which required adjustment or disclosure within these financial statements.